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Exhibit 10.2

                              Barnes & Noble, Inc.
                                122 Fifth Avenue
                               New York, NY 10011

                          Dated as of: August 10, 2004

Bank of America, N.A.
901 Main Street, 66th Floor
Dallas, Texas  75202
Attention:  David A. Banmiller, Vice President

      Re: Amendment to Loan Documents

Ladies and Gentlemen:

      We refer to the Revolving Credit Agreement dated as of May 22, 2002 (as amended, the "EXISTING Agreement"), by and among Barnes & Noble, Inc. ("B&N"), the Banks (as defined below), certain other lenders, and Fleet National Bank, as administrative agent, as amended and restated as of the date hereof by the Amended and Restated Revolving Credit and Term Loan Agreement (the "RESTATEMENT"), by and among the borrowers listed on the signature pages thereto (collectively, the "BORROWERS"), the lending institutions listed on the signature pages thereto (collectively, the "BANKS"), and Bank of America, N.A., (the "ADMINISTRATIVE AGENT"), as administrative agent for itself and each other Bank. In connection with the Restatement, the Borrowers and the Administrative Agent wish to amend the Loan Documents (as defined below).

      Terms used in this letter of agreement (the "AMENDMENT") which are not defined herein, but which are defined in the Restatement, shall have the same respective meanings herein as therein.

      In connection with the Restatement, we have requested you to make certain amendments to the Notes, if any, the Letters of Credit (and related documentation and agreements, including any letter of credit application), the Security Agreements, the Patent and Trademark Security Agreements, the Pledge Agreements, each Subsidiary Guaranty, the Securities Collateral Pledge Agreements, all other Subsidiary Security Documents and other Security Documents, together with all agreements and other instruments contemplated thereby (other than the Interest Rate Protection Agreements) all certificates delivered in connection therewith from time to time and all schedules, exhibits and annexes thereto, as any of the foregoing may from time to time be amended and in effect. You have advised us that you are prepared and would be pleased to make

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the amendments so requested by us on the condition that we join with you in this
Amendment.

      Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment, and fully intending to be legally bound by this Amendment, we hereby agree with you as follows:

                                    ARTICLE I

                          AMENDMENTS TO LOAN DOCUMENTS

      Effective as of August 10, 2004 (the "Amendment Date"), the Loan Documents are amended in each of the following respects:

      (a) The term "Loan Documents" shall, wherever used in any of the Loan Documents, be deemed to also mean and include this Amendment.

      (b) The term "Loan Agreement" shall, wherever used in any of the Loan Documents, be deemed to be a reference to the "Restatement."

      (c) The terms "Default" and "Event of Default" shall, wherever used in any of the Loan Documents, be deemed to be a reference to the definitions of "Default" and "Event of Default" as such terms are defined in the Restatement.

      (d) The term "Obligations" shall, wherever used in any of the Loan Documents, be deemed to be a reference to the definition of "Obligations" as such term is defined in the Restatement. The parties hereto acknowledge and agree that the term "Obligations" in the Restatement specifically includes all obligations and indebtedness arising under or in connection with the Term Loan A.

      (e) The term "Borrower" shall, wherever used in any of the Loan Documents, be deemed to be a reference to the definition of "Borrowers" as such term is defined in the Restatement, as the context may require.

      (f) The parties hereto acknowledge and agree that the Security Documents (as defined in the Restatement), and all of the collateral referenced therein, secure all of the Obligations (as defined in the Existing Agreement) and all of the Obligations (as defined in the Restatement), including, without limitation, all of the obligations and indebtedness arising under or in connection with the Term Loan A.

      (f) Any references in any Loan Document to the "Obligations of the Borrower" or "performance of the Borrower's covenants" shall be deemed to be a reference to the " "Obligations of the Borrowers" or "performance of the Borrowers' covenants", respectively, as such capitalized terms are defined in the Restatement.


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      (g) All references in the Loan Documents (other than in any Subsidiary
Guaranty) to a "Subsidiary Guarantor" which has become a Borrower under the Restatement shall also mean such entity in its capacity as a Borrower under the Restatement.

      (h) Paragraph 9.01(h) in each Security Agreement is hereby amended in its entirety as follows:

      "(h) The Administrative Agent may retain and apply the Proceeds of any disposition of Collateral, first, to the payment of its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including reasonable attorneys' fees and other legal expenses incurred by it in connection therewith; second, to the payment of fees then due and payable to the Administrative Agent and any Issuing Bank; third, to all unreimbursed draws under outstanding Letters of Credit; fourth, to the payment of fees then due and payable to the Banks; fifth, to accrued and unpaid interest on any outstanding Swingline Loans; sixth, to the principal amount of any outstanding Swingline Loans; seventh, to accrued and unpaid interest on the Revolving Credit Loans and the Term Loan A (pro rata between the Revolving Credit Loans and the Term Loan A based upon the ratio of aggregate interest due to the holders of Revolving Credit Loans to the aggregate interest due to the holders of Term Loan A); eighth, to the principal amount of any outstanding Revolving Credit Loans and the Term Loan A (pro rata between the Revolving Credit Loans and the Term Loan A based upon the ratio of the outstanding Revolving Credit Loans and the outstanding Term Loan A); ninth, for deposit with the Administrative Agent to provide for cash collateral in an amount equal to 105% of the aggregate Stated Amount of Letters of Credit outstanding; tenth, to unpaid amounts under any Interest Rate Protection Agreements (pro rata to each Bank that is due any such amounts based upon the ratio of the amounts due to such Bank to the total obligations under Interest Rate Protection Agreements due to all the Banks); and eleventh to unpaid amounts under any treasury management agreements management or other cash management agreements entered into with a Bank. Any surplus remaining after such application and payment in full of all other Obligations, if any, shall be paid to the Subsidiary Guarantor or to whomever may be legally entitled thereto, provided that in no event shall the Subsidiary Guarantor be credited with any part of the Proceeds of the disposition of the Collateral until such Proceeds shall have been received in cash by the Banks. The Subsidiary Guarantor shall remain liable for any deficiency."

      (i) Each Pledge Agreement is hereby amended by inserting the following new sections 5.08, 5.09 and 5.10:

      "5.08 No part of the Securities Collateral consisting of member interests, partnership interests and/or other equity interests consisting of general intangibles (i) is dealt in or traded on securities exchanges or in securities markets, (ii) provides expressly by its terms that it is a security governed by
Article 8 of the NY UCC or any other applicable jurisdiction, (iii) is held in a securities account as defined in Section 8-501 of


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the NY UCC or any other applicable jurisdiction (iv) or is an investment company security as defined in Section 8-103 of the NY UCC or any other applicable jurisdiction.

      5.09 (a) No consent of any other Person (including stockholders, members, partners or creditors of any Pledgor or any Scheduled Subsidiary), and no consent or approval of any governmental authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Securities Collateral upon an Event of Default in accordance with the terms of this agreement, except for the consent obtained from each of the Scheduled Subsidiaries which are limited liability companies or limited partnership and each of the members or partners thereof, to the extent required by the relevant governing document.

      5.10 None of the operating agreements, partnership agreements or other charter or governing documents of any Scheduled Subsidiary prohibits, restricts or prevents the Administrative Agent from becoming a shareholder, member or partner or otherwise having control (including voting control) of such Scheduled Subsidiary upon the exercise by the Administrative Agent of any of its rights after an Event of Default."

      (j) All references in the Loan Documents for notice purposes to "Fleet National Bank, 100 Federal Street, Boston, MA 02110, Fax No.: (617) 434-6685,
Attn: Thomas J. Bullard, Director" shall be deemed to be a reference to "Bank of America, N.A., 901 Main Street, 66th Floor, Dallas, Texas 75202, Attention:
David A. Banmiller, Vice President, Fax No.: (214) 209-0604". All references in the Loan Documents "Robinson Silverman Pearce Aronsohn & Berman LLP" shall be deemed to be a reference to "Bryan Cave".

      (k) The term "GameStop Group Limited" shall, wherever used in any of the Loan Documents, be deemed to be a reference to "Gamesworld Group Limited f/k/a GameStop Group Limited".

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Each of the Borrowers jointly and severally represents and warrants to you as follows:

      (a) Representations. Each of the representations and warranties made by the Borrowers to you in the Restatement was true, correct and complete when made and is true, correct and complete on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrowers on the date hereof and in this Amendment.


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      (b) No Defaults or Events of Default. No Default or Event of Default
exists on the date of this Amendment (after giving effect to all of the arrangements and transactions contemplated by this Amendment).

      (c) Binding Effect of Documents. This Amendment has been duly executed and delivered to you by the Borrowers and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrowers contained herein constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

                                   ARTICLE III

                                  MISCELLANEOUS

      This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Restatement and each of the other Loan Documents shall remain unmodified, and the Restatement and each of the other Loan Documents, as amended and supplemented by this Amendment, are confirmed as being in full force and effect.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Amendment, and return such counterpart to the undersigned, whereupon this Amendment, as so accepted by you, shall become a binding agreement among you and the undersigned.

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                                      Very truly yours,

                                      BORROWERS:
                                      BARNES & NOBLE, INC.
                                      BARNES & NOBLE BOOKSELLERS, INC.
                                      BARNESANDNOBLE.COM LLC
                                      B. DALTON BOOKSELLERS, INC.
                                      MARBORO BOOKS CORP.
                                      DOUBLEDAY BOOK SHOPS, INC.
                                      B&N.COM HOLDING CORP.
                                      CCI HOLDINGS, INC.
                                      MICHAEL FRIEDMAN PUBLISHING GROUP, INC.
                                      BARNES & NOBLE PUBLISHING, INC.
                                      J.B. FAIRFAX, INC.
                                      B&N GENERAL PARTNER (TEXAS) CORP.
                                      B&N LIMITED PARTNER (TEXAS) CORP.
                                      BARNES & NOBLE BOOKSELLERS (TEXAS), L.P.
                                      SPARKNOTES LLC
                                      B&N GAMESTOP HOLDING CORP.
                                      STERLING PUBLISHING CO., INC.
                                      ALTAMONT PRESS, INC.
                                      BARNESANDNOBLE.COM, INC.
                                      MARKETING SERVICES (MINNESOTA) CORP.
                                      BARNES & NOBLE SERVICES, INC.
                                      BARNES & NOBLE BOOKSELLERS (MN), INC.
                                      BARNES & NOBLE BOOKQUEST LLC


                                      By: /s/ John Weisenseel
                                          --------------------------------
                                      Name:  John Weisenseel
                                      In his capacity as Vice President and
                                      Treasurer of each of the above-named
                                      corporations and hereunto duly authorized
                                      by each of the above-named corporations


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      The foregoing Amendment is hereby accepted by the undersigned as of August
10, 2004.

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ David A. Banmiller
    ----------------------------------
     Name:  David A. Banmiller
     Title:  Vice President


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